Form C

Cover Page

Name of issuer:

Recoup Fitness Inc

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: CO
Date of organization: 5/28/2015

Physical address of issuer:

3149 S. Broadway
Englewood CO 80113

Website of issuer:

http://recoupfitness.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

10/30/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$143,032.00	$1,083.00
Cash & Cash Equivalents:	$25,810.00	$1,083.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$54,496.00	$0.00
Revenues/Sales:	$86,679.00	$3,328.00
Cost of Goods Sold:	$6,020.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($129,760.00)	$1,083.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Recoup Fitness Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matt HYDER	CEO Recoup Fitness	Recoup Fitness	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Matt HYDER	CEO	2015
Matt HYDER	Treasurer	2015
Matt HYDER	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matt Hyder	1800000.0 Common Stock	72.27

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Key Man Risk: Founder and CEO Matt Hyder is critical to the company's continued success. The loss of Matt as CEO of Recoup Fitness presents a significant risk.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The company is still early stage. The market for retail muscle recovery tools may not materialize as planned and sales may be insufficient to support future growth.

The patent protection of our removable cold ball could be challenged and put defensibility of our product at risk.

Larger better funded companies that have been selling other product to our target customers could produce a competititve product to ours to the market.

A customer could use the product improperly, incur injury to themselves, and hold us liable.

Competitors have close relationships with key distribitors in our industry that could makes breaking into market more challenging.

At the time we are not a registered medical device so insurance does not cover the purchase of our product which hinders sales growth, and limits claims we can make about the product.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Hire needed staff to expand into other markets such as Yoga, Gymnastics, Physical Therapy and Massage Therapy and offline retail in Running

---

If we raise: **$100,000**

Use of Proceeds: Start production of our second product, the Hot Ball. We will be the first company that is not a supplement to own pre and post workout

---

If we raise: **$250,000**

Use of Proceeds: Complete production and first 5000 units of the Hot Ball. Our current distributors have already requested samples and will start selling the product immeditaly. We will also start our third product a new design of the Stick.

If we raise: **$500,000**

Use of Proceeds: Run production for the Stick of 5000 units, marketing budget for all three products for before and during holiday which is our highest season of growth

If we raise: **$1,070,000**

Use of Proceeds: Start production of our 4th and 5th products, opening up big box retailers with a product line.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) Up to $400K of the first investments in the round will receive a valuation cap of $4 million for the portion of the investment that is part of those early commitments. Additional Terms of the Valuation Cap.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all
shares of stock outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.
Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving
Preferred Stock, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	3000000	2,000,000	Yes
Series Seed Preferred stock	493,000	493,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The holders of the Preferred Stock shall be entitled to a return of their capital contribution in respect to the stock in preference to the owners of the Company's common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The holders of the Preferred Stock shall be entitled to a return of their capital contribution in respect to the stock in preference to the owners of the Company's common stock.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

On 10/16/16 the company took a loan from Advantage Integrated Solutions for
$70,000.00 at a 6% interest rate that is due on 10/16/17.

On 10/16/16 the company sold a convertible note to Scott Wyatt for $7,500.00 at a 6% interest rate that is due on 10/16/17 and convertible at the price of the latest equity round.

On 11/3/2016 the company sold a convertible note to BlueSky Holdings, LLC for $7,200.00 at a 12% interest rate that is due on 12/31/17 and convertible at the price of the latest equity round.

On 4/1/17 the company sold a convertible note to BlueSky Holdings, LLC for $5,400.00 at a 12% interest rate that is due on 12/31/17 and convertible at the price of the latest equity round.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2016	Section 4(a)(2)	SAFE	$200,000	General operations
10/2016	Section 4(a)(2)	Convertible Note	$7,500	General operations
4/2017	Section 4(a)(2)	Convertible Note	$12,600	General operations
6/2017	Regulation D, Rule 506(b)	Priced Round	$160,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

Recoup Fitness creates innovative recovery products trusted by professional athletes without the professional price tag. Our first product is the patented Recoup Cold Roller that helps recover sore muscles and painful injuries. The Recoup Cold Roller is a stainless steel ball filled with 3.4 oz of cooling gel. It's a more convenient, reusable ice cup with none of the mess. When used with the handle, it becomes a massager that free rolls across any muscle group. Outside of the handle the cold ball can be used for the bottoms of the feet, lower back and hips. It's one of the first 2-in-1 recovery products that can recover your entire body. All you have to do is put the ball in the freezer for two hours for up to six hours of cold relief. We will release a Hot Roller in 2017 and have several other recovery products in the pipeline.

Revenues

We generate revenue by selling our Cold Roller direct to customers and through retail distribution. We did $3,328 of revenue in 2015, and $86,679 of revenue in 2016. Our net income was $1,083 in 2015 and -$129,760 in 2016 as we invested in engineering resources, advertising and promotions, travel, and our first office.

We've done $145,231 in revenues through April 2017 with expenses totaling 155,724 as R&D expenses stabilized for the Cold Roller. Expenses may increase in the short - medium term as we invest in R&D for the Hot Ball and prepare to launch the new product.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

We have focused on proving that our Cold Roller can satisfy the most demanding customers which in our case is professional athletes. Having proven that we are bringing the cold roller to everyday consumer who suffer from the same kinds of injuries and rehab needs that professional athletes do. Right now we have three NFL teams that have purchased Recoup. The Houston Rockets, an NBA D-League team, and a mix of other professional athletes use Recoup including Olympic medalists, 10 to 15 NFL players, MLS, NHL and 5 or 6 MLB players.

It costs us about $5.96 to manufacture a Cold Roller which will be decrease as we scale. We retail for $39.99, and our wholesale price is $20.

Milestones

January 2015- Matt created the first Cold Roller prototype.

May 2015 - Recoup is incorporated.

August 2015 - The SF 49'rs adopted Recoup for use by their athletes.

March 2016 - Recoup counts teams in the NHL, NFL, MLB, and NBA as customers.

November 2016 - Named most innovative recovery product in Men's Fitness holiday gift guide.

Capital Resources.
We have financed our operations through issuances of debt and equity.

In May of 2016 we raised $200,000 on a SAFE with a $2mm valuation cap. That SAFE converted into equity after we completed our $160,000 preferred equity offering in June of 2017.

We also took on the following loans and convertible notes over the last couple of years:

On 10/16/16 the company took a loan from Advantage Integrated Solutions for
$70,000.00 at a 6% interest rate that is due on 10/16/17.

On 10/16/16 the company sold a convertible note to Scott Wyatt for $7,500.00 at a 6% interest rate that is due on 10/16/17 and convertible at the price of the latest equity round.

On 11/3/2016 the company sold a convertible note to BlueSky Holdings, LLC for $7,200.00 at a 12% interest rate that is due on 12/31/17 and convertible at the price of the latest equity round.

On 4/1/17 the company sold a convertible note to BlueSky Holdings, LLC for $5,400.00 at a 12% interest rate that is due on 12/31/17 and convertible at the price of the latest equity round.

The Recoup Fitness LLC has converted to corporation in 2017.

Liquidity

We had $70,000 cash on hand as of June 25th, and a $20,000/month average burn rate. We anticipate our current cash to last 4 months without any additional financing. If need be we will finance the business through funding, sales, short term loan and cutting back on expenses. Expenses will remain as is unless cash constraints force us to cut back, or funds from the new offering allow us to invest pursuant to our use of funds.

We plan to use the proceeds from this offering to start manufacturing our second product, the Hot Ball, as well as engineer 1-2 additional products before holiday season of 2017. We will also ramp up manufacturing of our cold roller and new products in order to fill our large distributor orders and continue our fast growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://recoupfitness.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE Early Bird 4M Cap
SAFE 5M Cap

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Matt HYDER

Appendix E: Supporting Documents

INVEST IN RECOUP FITNESS

Recoup like the Pros

> *Recoup Fitness creates innovative recovery products trusted by professional athletes without the professional price tag. Our first product is the patented Recoup Cold Roller that helps recover sore muscles and painful injuries. Simply place the ball in the freezer for two hours and enjoy up to six hours of cold massage. Our 2-in-1 design philosophy sets us apart, which is why Olympic medalists, world cup soccer players and seven NFL teams are already customers.*

Matt Hyder
CEO, RECOUP FITNESS


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investors
$246,635
$100 min
INVEST
raised of $50K-$1.07M goal
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Recoup Fitness. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4M Valuation Cap

Investors who fund the first $400,000 of this fundraise will invest at a $4M Valuation Cap and 20% Discount.

INVESTOR PERKS

$100+	Receive a Recoup Cold Roller
$250+	Receive a Recoup Cold Roller, hat and first batch of the Hot Ball
$500+	Receive a Recoup Cold Roller, hat, shirt and first batch of the Hot Ball
$1,000+	The above plus your name and photo on our Team Recoup page
$5,000+	All of the above plus tickets to a sporting event in your area
$10,000+	All of the above plus a SIGNED JERSEY from a Recoup Fitness Athlete
$25,000+	All of the above plus a Broncos Game with the Founder with VIP treatment (all exspenses paid for)

OUR AMBITION

Our goal is to become the leading name in muscle recovery and injury treatment and prevention. Current products on the market lack innovation and can be out of reach financially for many consumers. We believe that everyone is an athlete. Through our game-changing innovation we can finally make the highest quality tools accessible to everyone at an affordable price. With the development of our hot ball, we are set to become the first company that is not a supplement to own pre-and post-workout.

KEY FACTS

- Men's Fitness Holiday Gift Guide. Featured on The Doctors TV show
- NHL, NBA, NFL. MLB teams all official customers
- Rehabilitation market is a $30 billion industry
- Beat 2016 sales in Q1 of 2017
- 60.7 million runners in the US alone
- 1 out of 10 Americans will suffer from Plantar Fasciitis

DOCUMENTS

Video Transcript

Recoup_Fitness_Investor_Deck_Sept_2017_.pdf

recoupfitness.com from Denver CO HEALTH AND FITNESS SPORTS RETAIL ATHLETES MEDICAL DEVICE HEALTH AND FITNESS HARDWARE

WHY I LIKE RECOUP FITNESS

As both an experienced personal investor and physician, my wife and I are proud to be investors in Recoup Fitness. We saw the potential early on and have been nothing but pleased to see the fast growth and success from this team over the past 6 months. My wife is a long-time marathon runner and uses this product every single day to keep healthy and pain-free. As a physician I have seen countless sports injuries and overuse injuries that could have been prevented by using the Recoup Cold Roller. I am confident in Matt's vision, decision-making and innovation, and in the team's ability to completely redefine the pain and recovery market.



Duane Dunn

ANESTHESIOLOGIST AND INVESTOR IN RECOUP

THE BUZZ ABOUT RECOUP FITNESS

I use the Recoup Cold Roller all the time. The beautiful thing about it is it's not just for professional athletes, it's for everybody. It helps me get from practice to practice, from game to game and definitely impacts my success in a good way.

Brandon Marshall

Super Bowl 50 Champion

I live by this product. It is the first thing I grab when cramping or at home for recovery. The fact I can take a tool from the training room home and use it myself is a game changer. At the facility, I no longer have to use ice cups.

Malik Jackson

Defensive Tackle for Jacksonville Jaguars

After tearing my bicep, rolling up to my shoulder, I was always in pain. After meeting with Recoup and using their Cold Roller, the relief was immediate. For the first time in almost a year, the burning pain went away.

Kenny Anunike

Superbowl Champion

Playing soccer my entire life, shin splints were something I always have. On top of that, I tore my ACL and had to work my way back on the field. I was exposed to top products, but nothing like the Recoup Cold Roller. I could finally roll out my shins, getting rid of shin splints. For my ACL, I would sit with the Cold Roller on the back of my knee at home. The combination of cold and massage made my pain nonexistent.

Lauren Sessleman

Olympic Bronze Medalist

Nothing helps me recover after a long day on the ice like the Recoup Cold Roller. I love that it's easy to toss in my bag so I can use it to roll out my legs after every practice even when I'm on the road.

Jack Skille

Professional Hockey Player

THE DENVER POST

Denver inventor's Cold Roller soothes injuries for NFL's Broncos, others

For one Denver-based inventor, an idea for his first successful product didn't start in an office or a garage, but rather on a basketball court after he suffered a minor injury on his leg. Matt Hyder, 25, is the founder of Recoup Fitness and inventor of the

June 9, 2017 @ denverpost.com

Men'sJournal

Everything You Need to Know About Your Lower Back

"When a muscle is tight, it's usually shortened and lacking blood," says Vivian Eisenstadt, a physical therapist and personal trainer. "Stretching opens up the muscle to allow warm blood to the area and make a dry, tight muscle warm and roomy."

May 10, 2017 @ mensjournal.com

the gadgeteer

This giant "ball bearing" will soothe your aching muscles

If you're an athlete or you work out on a regular basis, you know what it's like to have sore muscles. Even I get achy muscles with my lame attempts to keep in shape. Finding a way to soothe your aches and pains is important if you want to be ready to

March 28, 2017 @ the-gadgeteer.com

WOMEN'S Runni

3 Smart Ways To Stay Injury-Free In The Weeks Before A Race

As any runner knows, when you start getting close to your goal race, paranoia begins to set in. When you've done the bulk of the work but there are still a few weeks to go until you cross the start line, anything can happen to throw a monkey wrench into the

March 28, 2017 @ womensrunning.competitor.com

What Run Oregon is Trying: The Stinger from Recoup Fitness

As an ex-collegiate baseball player, I am really familiar with the importance of icing in recovery. Almost every day, I was in the training room with plastic bags of cubes taped to my elbow, shoulder, and wherever else ailed me. In retrospect, that probably

February 25, 2017 @ runoregonblog.com

Recoup Fitness Stinger Ball Cold Massage Roller - Believe In The Run

Every once in awhile we get to try a product that we normally wouldn't come across. This was the case with the Recoup Fitness Cold Massage Roller. We were sent a sample and it's become one of our favorite post-run accessories. Meaghan: The

January 23, 2017 @ believeintherun.com

Proven4 Holiday Gift Guide: 2016

Yes, it's the most wondering time of year for giving. On the flip side, it's also one of the rare opportunities you have to get friends, family, boyfriends, or girlfriends to pony up and buy you the things you've been wanting … but not wanting to spend

December 15, 2016 @ proven4.com

The 2016 Holiday Gift Guide: Ultimate Power Gifts for the Fit Guy

When it comes to gifts, the only thing we love more than well-made, cool-looking gear is technologically enhanced, well-made, cool-looking gear. Like a running shoe featuring groundbreaking construction and a never-before-seen shape; a pair of

December 10, 2016 @ mensfitness.com

12 Colorado-Centric Gifts for the Holiday Season - 5280

Find the perfect trinket-with a local connection-for selfie-snapping teens, triathlete dads, and everyone in between.

November 16, 2016 @ 5280.com

National Entrepreneurs' Day: Celebrating 12 Creative Minds in Business

Did you know there are around 30 million companies in the United States alone? That means millions of innovative ideas, millions of hours spent perfecting a product, and millions of consumers' lives made easier…all thanks to the drive and passion of

November 15, 2016 @ creativeclickmedia.com

3 Colorado startups to compete in Olympics of sports business entrepreneurs - Denver Business Journal

Three Colorado startups are among the 10 finalists from across the country to compete Wednesday at the inaugural regional Global Innovation in Sports competition in Denver. The winner will head to Rio de Janeiro during the summer

June 3, 2016 @ bizjournals.com

NFL-Ready Fitness Product Created with 3D Printing

Recoup Fitness has created a simple, yet powerful, tool to aid athletes in recovery from all injuries, from the most critical health issues to normal in-game bumps and bruises. Recoup's founders, with backgrounds in college athletics, saw a serious lack

April 28, 2016 @ studiofathom.com



The Recoup Cold Roller

Our Cold Roller is the first recovery product of its kind. Combining massage and icing the product is ideal for any sort of recovery.

$38,781	0.2%
Revenue in May	Product Returns







Next Three Products

We have already prototyped and tested the hot ball and it is ready for production. This will make Recoup Fitness the first company that is not a supplement to own the pre- and post-workout market. Every single day, we strive to innovate so that we can continue to help people feel better.



The Cold Roller



The Hot Ball



The Heat Roller

Patent pending

Customers and Reviews

Professional athlete tested. Trusted by everyone.

Top athletes use our products to perform at the highest level allowing us to build trust in the quality of our products.


ROCKIES.com
NEW ERA

We caught the Rockies using our cold roller in the dugout during a game.

Testimonials

“Playing soccer my entire life, shin splints were something I always have. On top of that, I tore my ACL and had to work my way back on the field. I was exposed to top products, but nothing like the Recoup Cold Roller. I could finally roll out my shins, getting rid of shin splints. For my ACL, I would sit with the Cold Roller on the back of my knee at home. The combination of cold and massage made my pain nonexistent.

– Lauren Sessleman, Olympic bronze medalist

Early Growth


$100K
$75K
$50K
$25K
0
$500,000
$375,000
$250,000
$125,000
0
Revenue Run Rate (May 2017): $465,373
Revenue Q2 '17 (April, May): $68,929
Two Months (April - May)
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Quarterly Revenue
Revenue Run Rate (calc. by monthly revenue)

70.2%	85.1%	$24.03
Wholesale Gross Margin	Retail Gross Margin	Average Gross Profit

Timeline

Launched 18 months ago, we plan to own the recovery market


Jan 2015
Matt created first $8 prototype
August 2015
First Pro Sports Team
The first professional team adopted Recoup for recovery (San Francisco 49ers).
March 2016
NBA, NFL, MLB, NHL
Recoup closed deals with teams in each of the big four leagues (NFL, NHL, NBA, MLB).
April 2016
First Online Distributor
Crossfits biggest name, Rogue Fitness, agrees to carry Recoup on their site.
November 2016
Men's Fitness
Named most innovative recovery product in Men's Fitness holiday gift guide.
July 2017
Premiere on Home Shopping Network
September 2017
Release of second product (hot ball)

Recoup's Next Steps

Our first year with our flagship product helped us prove that the market craves better recuperation. Now, we're expanding.



Manufacturing

Ramp up manufacturing of our cold roller and new products in order to ramp up distribution.



Distribution

Add verticals we have yet to tap into including yoga, physical therapy and massage therapy.



New Products

We're currently engineering 1-2 additional products including a hot ball for pre workout and pain relief.

Let's Change the World of Recovery

June 26, 2017

Our goal at Recoup Fitness is simple: to make people feel better. As a lifelong athlete I understand the importance of staying healthy to perform your best. With a lack of innovative and affordable products on the market, this is the perfect time for Recoup to change the game of recovery.

Starting with a $8 prototype I built by hand, our growth especially over the last 6 months has been fast. We are closing the gap between professional level athletes and people who suffer from chronic pain, creating products that help treat injuries from top NFL players to the 9-5ers suffering from carpal tunnel.

My passion and background in sports are the reason for starting this company but our customers are what keeps us going and moving forward. Making people's' lives better and giving people of all ages pain relief is the best feeling in the world and is what we strive to do every single day.

As a thank you to our wonderful customers we want to give you the chance to join us and become a part of our awesome team. We are extremely excited in your interest in becoming a part of the journey with us. Thank you for your support and belief in our vision. I am confident in our team, our ability to scale and continue to innovate with new products. With your help we can be the leading name in injury and sports recovery.

Much love,



Matt Hyder

FOUNDER



Matt Hyder

CEO

Matt's life has been marked by two passions, fitness and entrepreneurship. An Olympic level athlete from a young age, he understands athletes' needs and the fitness industry as a whole.

AND THE REST OF THE TEAM



Natalie Dunn

Head of operations/Business Development

Natalie is a high-level athlete and has been involved with over 5 early-stage companies before joining Recoup Fitness. She is passionate about helping companies grow quickly and scale efficiently.



Nick Coy

Head of Marketing

An online marketing expert with a proven track record, Nick leads the strategic direction for online sales through innovative marketing strategies and digital content creation.



Glenna Haug

Head of Design and Content Creation

Glenna studied Sports Marketing and has been involved in the fitness industry in a variety of facets. She has early-stage startup experience in design, content generation and event marketing.



Joe Diz

Head of Sales

Joe was a collegiate baseball player and has been an athlete his entire life. He has over 9 years of direct sales experience and is leading Recoup Fitness's strategic partnerships.

RAISED $626,735 FROM 422+ INVESTORS

$200,000	$7,500	$12,600	$160,000	$246,635
May 2016	October 2016	April 2017	June 2017	In Progress
SAFE	CONVERTIBLE NOTE	CONVERTIBLE NOTE	PRICED ROUND	



David Prichard

Co-Founder of Lazy Bee Ranch Honey, available on your local Whole Foods and partner in businesses including Aqua Terra Culinary, Medovina, several bars and restaurants.



Brandon Marshall

Linebacker for the Denver Broncos and Super Bowl 50 champion. UNLV alum. The Recoup Cold Roller it's become his go-to tool for recovery and injury prevention.



Dr. Duane Dunn

Physician with 35+ years experience, including orthopedic surgery and sports injuries. In addition, he holds a variety of investments ranging from real estate to early-stage companies.



Craig Vom Lehn

MBA, BS in Accounting, expert in Strategy and Financial Planning/Analysis. Family man and dividend investor in Gilbert, AZ



Stanley Forwand

Semi-retired cardiologist doing locum tenens work up to four days a month. the rest of my time I'm playing tennis.



Andrew Douglas VanderPloeg

Passionate about everything business. Finance Manager at Boston Globe Media Partners. Babson (Olin) 2017 MBA Candidate

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DETAILS

– COLLAPSE ALL

What is "recovery"?

We use the word "recovery" to refer to muscle recovery. Typically this means what someone does post-workout or post-competition to keep them healthy and injury-free. We also extend this term to refer to helping people recover from any sort of injury or pain they are experiencing, so it doesn't just refer to elite athletes.

How did you come up with the idea for this product?

I started Recoup Fitness out of my own self need. I was playing basketball one day and caught a knee right in the leg. I tried the typical recovery methods, but nothing really worked, and I just wanted to fill my own needs. So, I created a prototype and took it to the best trainers in Colorado, Denver Sports Recovery, who recovers all the Broncos players. I had them look at the prototype. Of course, they said (that version) sucked, but they loved the concept of it.

How exactly does Recoup work?

The Recoup Cold Roller is a stainless steel ball filled with 3.4 oz of cooling gel. It's a more convenient, reusable ice cup with none of the mess. When used with the handle, it becomes a massager that free rolls across any muscle group. Outside of the handle the cold ball can be used for the bottoms of the feet, lower back and hips. It's one of the first 2-in-1 recovery products that can recover your entire body. All you have to do is put the ball in the freezer for two hours for up to six hours of cold relief.

What were people using before Recoup, and why is Recoup better than those alternatives? ^

The main thing they were using is an ice cup, followed by the foam roller and a lacrosse ball. In general, ice cups suck. That's how we originally closed our first NCAA teams. Ice cups are a hassle for trainers to make in the training room so we gave them a better and easier way to treat athletes.

Dealing with all three of those different objects is a pain, and the fact that they're not combined into one means that you're not going to get the same quality of recovery. With Recoup, you get the combined advantage of massage and cryo (ice) therapy. Using ice constricts the blood vessels and pushes out all of the lactic acid build up. Then, when you add massage, you're getting new blood flow to the area. When it rewarms, the blood vessels open up, allowing your body to naturally recover faster.

Since you were told by the Denver Sports Recovery team that your prototype "sucked", how have you progressed? ^

We've learned a lot by asking consumers what they really wanted, and so we made sure that the ball is secure in the handle and can grow that way. Then we worked on bringing out the right market need. We have the best problem in the world; everybody in the world can use this product, but going after everybody is impossible. You'll never win, and you'll lose a lot of money in the process. So, we're narrowing our focus by first starting with injuries, and then sports associated with injuries, and growing it that way.
We've been able to grow fast. We're in 7 NFL teams and 21 NCAA schools. We have about 20 or 30 athletes using our product now. Actually, the Vipers, the D-League for the Houston Rockets, and who are in the finals, are using the product. Peyton Manning actually used it when he tore his plantar fascia. If we can recover these guys at the highest level, we think that we can recover everybody else.

Why target athletes first as your marketing strategy, and not non-athletes? ^

2016 was primarily about building our brand and making sure we were bringing the best product to market. We focused on building trust starting at the highest level with professional athletes and trainers. We felt that if we could work with professional athletes, and gain their trust in our product, it would be easier to bring non-professional athletes and even non-athletes into the mix.

How do you move from focusing on athletes to focusing on non-athletes? ^

We went after the professional athletes to just get the proof of concept that this is something that elite athletes can use, but we really do believe that everyone is an athlete. It doesn't matter if you play for the 49ers or if you're just somebody who plays with your kids in the backyard.

With trust built, we are now focusing on helping people with injuries, no matter if you're an athlete or not. Our marketing efforts have been focused on people with an immediate need (ie people with plantar fasciitis, shin splints and other injuries) and we are converting at an extremely high level with that strategy.

How successful have you been with professional athletes? Who is using Recoup? ^

We went and met with Brandon Marshall, the linebacker for the Denver Broncos. He had us over to his house because he was interested in helping us pitch the product. He said, "I use this every day, I keep it in my freezer and then I take it with me." It's sort of turned into a viral word of mouth for those guys. We have used just about any connection that we have with sports teams around the country, from NCAA to the pros to Olympians as well.

We send out 50 samples a month, and a lot of those find their way into professional athletes hands. We reach out to them and try to get their thoughts about Recoup, and see if they can get it to their trainers, and so far that's been working.

Right now we have three NFL teams that have purchased Recoup. The Houston Rockets, an NBA D-League team, has purchased Recoup, and a mix professional athletes that use Recoup, including Olympic medalists, 10 to 15 NFL players, MLS, NHL and 5 or 6 MLB players. We are also targeting CrossFit athletes in our marketing, because they have a huge social media following.

Are the sports teams purchasing Recoup for all of the athletes, or focusing on the trainers?

They buy it for the trainers. We closed a deal with the 49ers, which was what made me drop out of college to run this. They were voted the best recovery facility last year. The Jets also bought them for their trainers. Then, each year, they rebuy. They purchased 12 of the units, and while it isn't a huge financial break, but it does give credibility to the product.

What is your marketing strategy for gaining non-professional athletes as customers?

The goal, right now, for our team is to get a little bit more involved with the influencers on Instagram, who basically have a big following in the more amateur level athletic communities; the weekend warrior types. So far, that's going pretty good.

Up to this point, we've been writing most of our content ourselves, but we've started to reach out to a lot of bloggers that are influential in the athletic space that they write about. We want to give them some product, let them write about it, and spread it to their audience and go from there, because one thing that we've noticed is if a brand tells you something good, you don't necessarily trust it. If you see a little bit of credibility from the higher level athletes, that helps, but if there's people that they listen to in Facebook, Instagram, blogging, whatever, it seems to be a little bit more powerful.

Over the next probably 3 to 6 months, we'll really be working on our content strategy; a lot of video, a lot of writing, a lot of photography. Basically every week, we should be adding a significant amount of content to all those channels. Then, we'll spend a little bit of money to push that stuff out there as well. If we get good reviews,, we'll hop on Facebook and post it. We noticed one of our videos today had 991 shares, so it seems like we're hitting the right audiences. We just need to keep going and figuring out what the best injury is for us to make money, so we're a little bit in that testing phase.

For individuals, one thing that we're doing locally to go after non-athletes is, we're picking three chiropractors, three physical therapists, three bike shops, three baseball places, three golf shops, and once we get some product into those three shops, we're going to sit back, let them run for about 60 days, and then see where Recoup does the best. That is where we will then try to saturate the market.

One thing that we're trying to mix is the online and offline. How we are doing that is, when people are researching a marathon or a 10k or whatever, we're actually buying the keywords for those marathons to create a page on our site that has information for that event. They come and check it out, they get re-marketed, and they start to see us on Facebook or Google. That's one piece of mixing the online and offline.

Another thing we're doing is actually going to quite a few events. By next summer we plan to be at a ton of festivals and sports specific events. If there's a race or a Tough Mudder, something like that, we'll try to have a booth there, because we've noticed that once people start playing with the product and they have it in their hand and it's hot outside, it sells a lot better that way. Next year, we plan to get to events nationwide and to hire people in major cities that can buy Recoup for wholesale and sell them for retail, so that they are out there representing the brand and getting more people to touch the product.Word of mouth is obviously just as important as other means of drawing customers in. Matt is really, really good about writing back to people who contact us with both good and negative reviews of our product. We recently were contacted by an older lady in the Midwest who said, "I really want these for my yoga class. Everybody in there loved it." What we do is create custom discount codes for individual customers. They might be 30, 60, 90 days, where they can go and refer people and just say, "Oh, I have a custom code. Here you go." It seems like mixing traditional e-commerce, brick and mortar events, and just great customer service is really going to help us grow.

What have sales been like, and how is that scaling over the past year? ^

Last year, we did $84,000 without much focus on consumer marketing. This year we've already done $120,000 dollars in sales and growing fast. HSN contacted us, and we are in the running to make Shark Tank. We're also in talks with Costco buyers and and several other large distributors. Eastern Mountain Sports just contacted us for all the wholesale stuff that they need, so we're growing that distribution side as well as the online side.

It was only two of us in the very beginning of this year, and we have been to hire on our team to help us grow even faster. Right now we're doing about $30,000 to $40,000 dollars a month, and next month we're going to be having a much larger month with summer coming up. Distribution is growing fast, and in just the last quarter we have already beaten our entire last year's sales.

Aside from February, we've been growing about $4,000 to $5,000 a month. Like I said, in May we're expecting anywhere between $20,000 to $25,000 in growth, if not more.

What is your cost to manufacture Recoup, and what does it sell for, both retail and wholesale? ^

Originally, it cost $6.96 to make each unit. With our second order from our new manufacturer, the price dropped down to $5.96, and will be dropping with each order. We retail for $39.99, and our wholesale price is $20.

Where is your manufacturing taking place, and do you have constraints there? ^

We're not constrained right now. Our current manufacturer can do 10,000 units in 30 days, and then we can airship them, which is 7. We already ramped up on inventory of handles with 20,000 units, and we are about to place another order for balls at 10,000 units. We know eventually when we land large retailers like Costco, we're going to have to completely switch manufacturing. It's not a problem yet, but we're getting prepared for that with setting up other manufacturers for the balls and the handles. Both are made in China, and then we assemble them here in the US. Our packaging is also made here in the US.

When you think about competition, are there other recovery products out there that are causing people to have to choose between yours and theirs? ^

One company is SKLZ. They came up with a cold roller, but it is sub-standard. Rogue Fitness sells both our product and SKLZ, and we outsell them almost 10 to 1 now, because of our secondary functionality of the ball coming out, and the size of the ball. They do have a big grasp on the market because of their brand, but the proof is in the numbers with Rogue Fitness, the largest CrossFit company in the world, and we are just completely beating them.

Then GoFit came out with one. Actually, we have consumers returning their product because they break it, and buying our product instead. It's a ball with a mallet-like handle. Unlike Recoup, you can only use the GoFit with the handle. The other drawback with their product is the fact that it only stays cold for about an hour.

When you think about the size of the market, how do you define that? ^

It's hard to describe the actual size of the market, because we're targeting not only people for recovery, injury, and general pain and stiffness. The recovery market on its own is climbing toward $9bn in value. Broken down by some of our largest markets there are roughly 60 million runners, and they get injured at a 37% to 55% rate. We classify those injury rates as our consumers. There are 31 million people with plantar fasciitis in the US alone. Additionally, there are 7 or 8 million people that do CrossFit now in the US, and they get injured at a 73.5% rate.

Do you plan on offering other products down the line? ^

We actually have 9 products in total that we want to develop. Our goal is to revolutionize everything in recovery and injury treatment and prevention. One product that nobody has ever seen before involves the same ball. The difference is that when you put it into the handle, you can actually control the temperature with an app. If you want to warm up, you click the warm up button on the app, and it will send a Bluetooth signal to the ball that heats it up to that right temperature. Then, if you have an injury, and you want to do ice and heat therapy, you have that option as well, all within the same app. Burning-point starts at 120 degrees, so it will max out at 113, so we're not even getting close to playing with that burn line. That will be the next product we come out with.

As an athlete, STKs on the market are decent, and the STK company actually came out with one you can split in half. We're going to create a STK that's retractable. It breaks down to about 4 inches. You can use both handles, something those half sticks don't have, then expand it out up to a foot so you can use it just like a normal stick. The trainers asked us for that because they hate traveling with them because they're so long, so that's an easy way to problem solve. We also want to do a cold version of the STK, a hot version of the STK, and then get into the foam rolling, hot and cold, and just start looking at those products that are already out there that we know have traction, and make them so much better, adding heating and cooling elements and just actually designing them better and for everybody to use. We're not necessarily trying to invent a bunch of new recovery items, but rather reinvent and innovate what's already out there to make it better for everyone's needs.

Who makes up your executive team? ^

Matt Hyder: I was training for the Olympics in Tae Kwon Do when I was in college, and I had to make the deciding factor, do I want to go to college or do I want to train for the Olympics? Well, I lost passion for it and stopped training. I fell in love with entrepreneurship when I was working for the former Lieutenant Governor of Colorado, Barbara O'Brien, helping to run their DPS school campaign. I just saw a lot of inefficiencies with how people were connected. I wanted to do something about it, tried, failed miserably.

I ran three other businesses into the ground, but I made it further and further with each one and just fell in love with the process. I knew that this was what I was born to do, and just kept with it until I found Recoup and realized it was the business I was meant to do. It combined fitness, working out and staying healthy, all things that I love. Being able to develop really great relationships with people that have been idols of mine is amazing, and some of these athletes have become some of my best friends.

Did I fail my way to this point? Yes, but I think that's how a lot of entrepreneurs should do it, because it teaches you a lot of good lessons of what not to do so you can do things right the next time around.Nick Coy: I was a marketing director at an email encryption company for seven years. When I started there in 2010, that company was already eight years old. They had a total of 60 customers using their software, and it was all in the Denver area for the most part. By the time I left, we had gone from those 60 customers to right around 3500, 4,000 customers across all 50 states. I helped grow that company from not a whole lot to a pretty sizeable company.

I've got my own little e-commerce store for dog accessories, and then I've been consulting with small businesses on the side for the last year or two, and just met up with Matt. When we met, he basically had a non-working website and a pretty good idea. In my spare time I've helped build it to what he has now, and have been full time here for just a few weeks now. Natalie Dunn: I've been working with Recoup since July of last year. I started full time in January with Matt. My role involves the operational side of things to make us more efficient and try and cut our costs; everything from shipping and cutting our overhead to help us scale as best we can.
I went to the University of Denver here in Colorado and was a student athlete on a tennis scholarship. I was an athlete for my entire life, and then got involved in early-stage startups my second year of college. I worked with two early-stage software startups and most recently was employee number one at a hardware startup for two and a half years prior to this one. I started out by working with Matt on the side and then jumped over full time.

My background is technically more in the marketing side, but I'm really currently most involved in managing and growing our distributors, and helping cut costs and become more efficient.

What do you feel will be your biggest risk you will have to take to make this into a big company?

I think scaling is going to be one of our biggest risks, because we have so much market potential that we need the people in place, getting the multiple manufacturers set up. So many people can use this product, so just getting out to them in the right way, and making sure the message sticks with them will be important. That's how we're really controlling that problem right now with the scalable growth, just going after specific injuries and then a sport associated with that.

How much do you hope to raise, and what will you be using the money for?

Raising $50,000-$1,000,000
Development of new products - We have already created first prototypes of our second product the hot ball and we will immediately start manufacturing the hotball with the money we raise. We will also start engineering 1-2 additional products before holiday season of 2017. We will be the first fitness company to own the pre and post workout markets.

Manufacturing - we will ramp up manufacturing of our cold roller and new products in order to fill our large distributor orders and continue our fast growth.

Distribution - we will add verticals we have yet to tap into including yoga, physical therapy and massage therapy

Why equity crowdfunding versus other more traditional methods of raising funds? ^

We are extremely excited to have the ability to raise funds through equity crowdfunding and really do see it as a way to say thank you to our customer base and the people who have believed in us from the start. We've had an overwhelming amount of positive feedback from our customers and we want to have the opportunity to bring that enthusiasm to our core team as investors. We know that not everyone has the ability to invest in traditional raises that might want to and WeFunder finally gives everyone an equal opportunity. Our mission at Recoup Fitness is to give everyone access to the highest level of pain relief and recovery products and see equity crowdfunding as something that echos this mission.

What is your cash on hand and burn rate as of June 25, 2017? ^

$70,000 cash on hand
$20,000 burn rate/month

ASK A QUESTION

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Alan Jacobson Jun 29

Hi, you have an impressive product and a large niche. Your margin is great and suggests that it wouldn't take much for you to become profitable. Those are positives but they also lead to my concern: That kind of potential financial success makes me shy away from SAFEs. There may be no need for the future financing that would trigger the conversion. I'd love to hear your thoughts. I'm still tempted to invest but the SAFE format is not ideal. Thanks, Alan

Matt Hyder CEO FOUNDER Jun 29

Hey Alan,

Thank you for your question. We plan on raising Series A in January. We need this round to ramp up our production, as we are gaining interest in Europe, Canada and Mexico. Also, the manufacturing cost to produce the three products we mentioned plus a hot and cold foam roller is a lot of upfront costs. Since we already have distribution set up we need to run all these new products in high quantities. For all of these reasons, this is why we need to Series A, converting the SAFE.

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Matt Hyder CEO FOUNDER Jun 29

Alan,

After thinking more about your question we wanted to add some follow up comments. You are correct in thinking that after Recoup starts generating sustainable profits that the company could grow organically. However, given the demand for Recoup's current product we think it makes sense to engineer and roll out multiple new products as soon as possible in addition to staffing key positions and boosting our marketing budget to support new product launches. Some of these products will be rolled out using funds from the current raise but not all of them and there are significant costs to effectively ramping up sales through multiple channels after product launches which will be incurred over the course of a year or more. To sustain sales momentum and fund the engineering and roll out of 2-3 additional products we will require funding through our planned Series A round.

Building up capital resources organically to meet the requirements to launch even one new product will take a good deal of time and we believe the correct strategy is to get products to market as soon as practicable and hire key staff to support sales growth in addition to boosting marketing budgets. This should all be done with fresh capital in order to meet the demand we see in the market. Only after our full product line is launched and our sales efforts have penetrated our target markets for each product would we re-evaluate boosting growth organically vs. raising new capital. This, however, would be a conversation that takes place after our Series A round.

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Rita Allison Jul 11

What if any do i get if I put in $100.00



Matt Hyder CEO FOUNDER Jul 11

You will get a cold ball and 100 shares of the company. We are currently offering in total 1,000,000 shares of the company

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MORE QUESTIONS

RISKS SPECIFIC TO RECOUP FITNESS

1.

Key Man Risk: Founder and CEO Matt Hyder is critical to the company's continued success. The loss of Matt as CEO of Recoup Fitness presents a significant risk.

2.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Recoup Fitness is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
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Matt Hyder

Founder and CEO of Recoup Fitness

Recoup Fitness • University of Colorado at Denver

Greater Denver Area • 500+

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My life has been marked by two passions, fitness and entrepreneurship. My passion for fitness started at 5 years old when I took up Tae-Kwon-Do. I had many successes in the sport and was often nationally ranked in the top 5, whic…

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Matt's Articles

1,451 followers

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WHY WE SHOULD TRAIN OUR FAST-TWITCH MUSCLE FIBERS
Matt Hyder on LinkedIn
March 6, 2017



TREATMENT IS KEY
PLANTAR FASCIITIS
ICE + MASSAGE

Preventing Plantar Fasciitis With The 2 F's
Matt Hyder on LinkedIn
February 23, 2017

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Experience

Founder and CEO of Recoup Fitness
Recoup Fitness
Jan 2015 – Present • 2 yrs 9 mos
Greater Denver Area

Rethinking recovery

Board President
Globalympic Athletes Fund
2015 – Present • 2 yrs

Co-Founder
Bootstrap Students
2014 – Present • 3 yrs

Intern
DHR International
Mar 2014 – Jul 2014 • 5 mos

Research

Co-Founder
Bootstrap Students
2014 – 2014 • less than a year

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Education

University of Colorado at Denver
Bachelor's degree, Political Science and Government
2014 – 2014

University of Colorado Boulder
2011 – 2013

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Public Speaking · 26	**Luke Johnson and 25 connections** have given endorsements for this skill

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Paul Scott Gilbertson
Broker at HomeSmart Cherry Creek
February 5, 2015, Paul Scott worked with Matt but at different companies

Matt is the type of individual that continues to carry an "Air of Optimism" with him where ever his journey in life takes him. He is one outstanding gentleman that truly wears his passion for helping others succeed in life… on his sleeves. All of us at Globalympic Athletes Fund are thrilled to have his talents and enthusiasm at the helm of our non-profit as the Founding President of the Board. Welcome Matt!

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How to be Taken Seriously as a Young Entrepreneur

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